Exhibit 1.1

3,000,000 Common Units
USD PARTNERS LP
UNDERWRITING AGREEMENT
June 7, 2017
Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282

Ladies and Gentlemen:
USD Partners LP, a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”), an aggregate of 3,000,000 common units representing limited partner interests in the Partnership (the “Common Units”). The aggregate 3,000,000 Common Units to be purchased from the Partnership are called the “Firm Units.” In addition, the Partnership also proposes to grant to the Underwriters, upon the terms and conditions stated herein, an option to purchase up to an additional 450,000 Common Units (the “Additional Units”) to cover over-allotments by the Underwriters, if any. The Firm Units and the Additional Units are referred to collectively in this Agreement as the “Units.” Goldman Sachs & Co. LLC, is acting as the representative of the several Underwriters and, in such capacity, is referred to in this Agreement as the “Representative.” To the extent there are no additional Underwriters listed on Schedule I other than you, the term “Representative” and “Underwriters” as used herein shall mean Goldman Sachs & Co. as the sole underwriter.
References herein to:
(i)“Casper Crude” mean Casper Crude to Rail, LLC, a Wyoming limited liability company and wholly owned subsidiary of USDP CCR.
(ii)“CCR Pipeline” mean CCR Pipeline, LLC, a Delaware limited liability company and wholly owned subsidiary of Casper Crude.
(iii)“Credit Agreement” mean the Credit Agreement, dated as of October 15, 2014, among USD Partners LP and USD Terminals Canada ULC, as borrowers, Citibank, N.A., as administrative agent, swing line lender and letter of credit issuer, U.S. Bank National Association, as a letter of credit issuer and the lenders from time to time party thereto, as amended by the First Amendment to the Credit Agreement, dated November 13, 2015.
(iv)“General Partner” mean USD Partners GP LLC, a Delaware limited liability company, the general partner of the Partnership and wholly owned subsidiary of USD Group.
(v)“Opco GP” mean USD Logistics Operations GP LLC, a Delaware limited liability company, a wholly owned subsidiary of USD Group and the general partner of the Operating Company.
(vi)“Operating Company” mean USD Logistics Operations LP, a Delaware limited partnership and subsidiary of the Partnership (with a 100% limited partner interest) and Opco GP (with a non-economic general partner interest).
(vii)“Partnership Parties” mean the General Partner and the Partnership.
(viii)“Partnership Entities” mean the Partnership Parties and the Subsidiaries.
(ix)“Partnership Properties” mean all of the assets, properties, rights, titles, interests, estates, remedies, powers and privileges of the Partnership.
(x)“San Antonio” mean San Antonio Rail Terminal LLC, a Delaware limited liability company and wholly owned subsidiary of the Operating Company.
(xi)“SCT Pipeline” mean SCT Pipeline, LLC, a Delaware limited liability company and wholly owned subsidiary of Stroud.
(xii)“Stroud” mean Stroud Crude Terminal LLC, a Delaware limited liability company and wholly owned subsidiary of the Operating Company.

(xiii)“Subsidiaries” mean Casper Crude, CCR Pipeline, the Opco GP, the Operating Company, San Antonio, SCT Pipeline, Stroud, USDP CCR, USD Rail, USD Rail Canada, USD Rail International, USD Terminals Canada, USD Terminals International and West Colton.
(xiv)“USDP CCR” mean USDP CCR LLC, a Delaware limited liability company and wholly owned subsidiary of the Operating Company.
(xv)“USD Group” mean USD Group LLC, a Delaware limited liability company, owner of 100% of the membership interests of the General Partner, 54.1% of the limited partner interests of the Partnership and 100% of the membership interests of Opco GP.
(xvi)“USD Group Credit Agreement” means the revolving credit facility of USD Group with Bank of Oklahoma entered into in its ordinary course of business to fund operations and development projects.
(xvii)“USD Rail” mean USD Rail LP, a Delaware limited partnership and a subsidiary of the Operating Company (with a 100% limited partner interest) and Opco GP (with a non-economic general partner interest).
(xviii)“USD Rail Canada” mean USD Rail Canada ULC, a British Columbia unlimited liability company and wholly owned subsidiary of USD Rail International.
(xix)“USD Rail International” mean USD Rail International S.A.R.L., a Luxembourg societe a responsabilite limitee and wholly owned subsidiary of USD Rail.
(xx)“USD Terminals Canada” mean USD Terminals Canada ULC, a British Columbia unlimited liability company and wholly owned subsidiary of the USD Terminals International.
(xxi)“USD Terminals International” mean USD Terminals International S.A.R.L., a Luxembourg societe a responsabilite limitee and wholly owned subsidiary of the Operating Company.
(xxii)“West Colton” mean West Colton Rail Terminal LLC, a Delaware limited liability company and wholly owned subsidiary of the Operating Company.
This is to confirm the agreement among the Partnership Parties and the several Underwriters, on whose behalf the Representative is acting, concerning the several purchases of the Units from the Partnership by the Underwriters.
1.Registration Statement and Prospectus. The Registration Statement (as defined herein) (a) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (b) has been filed with the Commission under the Act; and (c) has been declared effective under the Act. Copies of the Registration Statement and any amendment thereto have been delivered by the Partnership to the Underwriters. As used in this Agreement:
(i)“Time of Sale” means 8:30 a.m., New York City time, on June 7, 2017;
(ii)“Base Prospectus” means the base prospectus contained in the Registration Statement at the Time of Sale;
(iii)“Effective Date” means the date and time as of which the Registration Statement, or any post-effective amendment or amendments thereto, was or is declared effective by the Commission;
(iv)“Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) or “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;
(v)“Preliminary Prospectus” means any preliminary prospectus supplement to the Base Prospectus which is used in connection with the offering and sale of the Units prior to the filing of the Prospectus, together with the Base Prospectus;
(vi)“Time of Sale Information” means, as of the Time of Sale, the Preliminary Prospectus, together with the information set forth on Schedule II hereto and each Issuer Free Writing Prospectus identified on Schedule III hereto, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations;
(vii)“Prospectus” means the final prospectus supplement relating to the Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the Time of Sale, together with the Base Prospectus; and
(viii)“Registration Statement” means the registration statement on Form S-3 (File No. 333-211181), as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement and any base prospectus and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to

Rule 430B, as amended at the Time of Sale, and as thereafter amended by any post-effective amendment thereto that becomes effective prior to the Closing Date (as defined herein). Any reference herein to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Common Units under Rule 462(b) of the Rules and Regulations.
Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term “Incorporated Documents” means the documents that at the time of filing are incorporated by reference in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto.
2.Agreements to Sell and Purchase.
(a)The Partnership hereby agrees to issue and sell the Firm Units to the Underwriters and, upon the basis of the representations, warranties and agreements of the Partnership Parties herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Partnership at a purchase price of $11.35 per Common Unit (the “purchase price per Unit”), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto.
(b)The Partnership hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Partnership Parties herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus, to purchase from the Partnership up to 450,000 Additional Units at the purchase price per Unit for the Firm Units. The Additional Units may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Units. If any Additional Units are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Units (subject to such adjustments as the Representative may determine to avoid fractional units) that bears the same proportion to the total number of Additional Units to be purchased by the Underwriters as the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Units. The option to purchase Additional Units may be exercised in whole or in part at any time or from time to time within 30 days after the date of the Prospectus.

3.Terms of Public Offering. The Partnership Parties have been advised that the Underwriters propose to make a public offering of their respective portions of the Units as soon after this Agreement has become effective as in their judgment is advisable and initially to offer the Units upon the terms and conditions set forth in the Prospectus.

4.Delivery of the Units and Payment Therefor.
(a)Delivery to the Underwriters of the Firm Units and payment therefor shall be made at the offices of Latham & Watkins LLP, 811 Main St., Houston, TX, at 10:00 a.m., New York City time, on June 12, 2017, or such other place, time and date (the “Closing Date”) as shall be determined by agreement between the Representative and the Partnership.
(b)Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at the offices of Latham & Watkins LLP, 811 Main St., Houston, TX, at 10:00 a.m., New York City time, on such date or dates (each an “Additional Closing Date”) (which may be the same as the Closing Date, but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice from the Representative hereinafter referred to) as shall be specified in a written notice, from the Representative on behalf of the Underwriters to the Partnership Parties, of the Underwriters’ determination to purchase a number, specified in such notice, of Additional Units. Such notice may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Units as to which the Underwriters are exercising the option and (ii) the names and denominations in which the certificates for which the Additional Units are to be registered. The place of closing for the Additional Units and any Additional Closing Date may be varied by written agreement between the Representative and the Partnership.
(c)Delivery of the Firm Units and of any Additional Units to be purchased hereunder shall be made through the facilities of The Depository Trust Company against payment by the Representative to the Partnership of the purchase price therefor by wire transfer of immediately available funds to an account or accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date or an Additional Closing Date, as the case may be, by the Partnership Parties.
(d)It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Unit for the Firm Units and the Additional Units, if any, that the Underwriters have agreed to purchase. Goldman Sachs & Co. LLC, individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date or an Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

5.Covenants and Agreements of the Partnership Parties. The Partnership Parties jointly and severally, covenant and agree with each of the several Underwriters as follows:
(a)Preparation of Prospectus and Registration Statement. The Partnership Parties will prepare the Prospectus and cause such Prospectus to be filed pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement. The Partnership Parties will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing: (i) of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes; and (iii) within the period of time referred to in Section 5(g) below, of any change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership Parties, taken as a whole, or of the happening of any event that comes to the attention of the Partnership Parties, that makes any statement of a material fact made in the Registration Statement, the Time of Sale Information or the Prospectus untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Preliminary Prospectus or the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus to comply with the Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership Parties will use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time. The Partnership will provide the Underwriters with copies of the Prospectus, in such number as the Underwriters may reasonably request.
(b)Copies of Registration Statement. The Partnership will furnish to the Underwriters, without charge, such number of conformed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto and corresponding to the version filed in the Commission’s electronic data gathering, analysis and retrieval system (“EDGAR”) version, including financial statements and all exhibits to the Registration Statement as the Underwriters or the Underwriters’ counsel may reasonably request.
(c)Post-Effective Amendments. The Partnership will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership Parties or the Representative, be required by the Act or requested by the Commission.
(d)Filing of Amendment or Supplement. The Partnership will not file any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus of which the Underwriters have not previously been advised or to which the Underwriters have reasonably objected in writing after being so advised, unless the Partnership has determined based on the advice of counsel that such amendment, supplement or other filing is required by law.
(e)Issuer Free Writing Prospectus. The Partnership Parties will not make any offer relating to the Common Units that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representative. The Partnership will retain in accordance with the Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, the Partnership will notify the Representative and, upon the

Representative’s request, will file such document (if required to be filed pursuant to the Act) and will prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, untrue statement or omission or effect such compliance.
(f)Copies of Preliminary Prospectus to Underwriters. Prior to the execution and delivery of this Agreement, the Partnership has delivered or will deliver to the Underwriters, without charge, in such quantities as the Underwriters have reasonably requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5(g) hereof, the Partnership consents to the use, in accordance with the provisions of the Act and with the securities or “Blue Sky” laws of the jurisdictions in which the Units are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Partnership.
(g)Copies of Prospectus to Underwriters. As soon after the Time of Sale as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the “Prospectus Delivery Period”), the Partnership will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus as they may reasonably request. The Partnership consents to the use of the Prospectus in accordance with the provisions of the Act and the securities or Blue Sky laws of the jurisdictions in which the Units are offered by the several Underwriters and by all dealers to whom Units may be sold, both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the completion of the distribution of the Units pursuant to the offering contemplated by the Registration Statement, any event shall occur that in the judgment of the Partnership or in the reasonable opinion of counsel for the Underwriters and the Partnership is required to be set forth in the Prospectus or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other applicable law, the Partnership will prepare and, subject to Section 5(e) hereof, file with the Commission, an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.
(h)Blue Sky Laws. The Partnership Parties will cooperate with the Underwriters and counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as the Underwriters may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Units, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Units in any jurisdiction is suspended, the Partnership Parties shall so advise the Underwriters promptly in writing.
(i)Reports to Unitholders. The Partnership will make generally available to its unitholders and to the Underwriters as soon as reasonably practicable, but in any event not later than sixteen months after the Time of Sale Information, a consolidated earnings statement (in form complying with the provisions of Rule 158 of the Rules and Regulations), which need not be audited, and shall satisfy the provisions of Section 11(a) of the Act.
(j)Termination Expenses. If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 11 or Sections 12(i)(A), 12(ii) or 12(iii) hereof) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Partnership Parties to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Partnership agrees to reimburse the Underwriters severally through the Representative on demand for all reasonable out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by the Representative or the other Underwriters) reasonably incurred by the Underwriters in connection herewith.
(k)Application of Proceeds. The Partnership will apply the net proceeds from the sale of the Units to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.

(l)Lock-Up Period. For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), the Partnership Parties will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than (A) the offering and sale of the Units pursuant to the Registration Statement, (B) purchases of Common Units in open market transactions following the completion of the offering and sale of the Units pursuant to the Registration Statement and (C) transfers of Common Units or options or other rights to acquire Common Units to participants in and by or pursuant to employee benefit plans, qualified option plans or other employee arrangements or director compensation plans as in effect on the date hereof and as described in the Registration Statement, Time of Sale Information and the Prospectus), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than transfers of Common Units or options or other rights to acquire Common Units to participants in and by or pursuant to employee benefit plans, qualified option plans or other employee arrangements or director compensation plans as in effect on the date hereof and as described in the Registration Statement, Time of Sale Information and the Prospectus), (2) enter into any swap or other derivatives transaction (other than a transaction involving an option or other derivative security permitted by clause (1)) that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether such transaction is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8, the Registration Statement or any amendment or supplement to the Registration Statement filed in accordance with Section 5(c) of this Agreement) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representative, on behalf of the Underwriters. The Partnership will cause the parties set forth on Schedule IV hereto to furnish to the Representative, prior to the Closing Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).
(m)Exchange Act Reports. During the Prospectus Delivery Period, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
(n)Undertakings. The Partnership will comply with all provisions of any undertakings contained in the Registration Statement.
(o)Stabilization. None of the Partnership Entities will, at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of any of the Units.
(p)NYSE. The Partnership will timely file with the New York Stock Exchange (“NYSE”) all documents and notices required by the NYSE to maintain the listing of the Units on the NYSE.
(q)No Distribution of Other Offering Materials. None of the Partnership Entities shall distribute and, prior to the later to occur of the Closing Date or any Additional Closing Date, if applicable, and completion of the distribution of the Units, none will distribute, any offering material in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Time of Sale Information, the Prospectus and any Issuer Free Writing Prospectus to which the Representative has consented in accordance with this Agreement.

6.Representations and Warranties of the Partnership Parties. The Partnership Parties, jointly and severally, represent and warrant to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and any Additional Closing Date, if applicable, that:
(a)Registration. The Partnership satisfies, and at the time of the initial filing and effectiveness of the Registration Statement satisfied, all of the requirements of the Act for use of Form S-3 for the offering of Units contemplated hereby. The offering and sale of the Units have been duly registered under the Act pursuant to the Registration Statement, and the Registration Statement has been filed with, and been declared effective by, the Commission. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto, if any, has been issued and no proceeding for that purchase has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission. No order preventing or suspending the use of the Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

(b)Partnership Not an “Ineligible Issuer.” The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Units, is not on the date hereof and will not be on the Closing Date or any Additional Closing Date, if applicable, an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations).
(c)Form of Documents. The Registration Statement conformed in all material respects on the Effective Date and will conform in all material respects on each of the Closing Date and any Additional Closing Date, if applicable, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the applicable requirements of the Act and the Rules and Regulations. The Preliminary Prospectus conformed, in all material respects, and the Prospectus will conform, in all material respects, to the applicable requirements of the Act and the Rules and Regulations when filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and on the Closing Date and any Additional Closing Date, if applicable. The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.
(d)No Material Misstatements or Omissions in Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representative by or on behalf of any Underwriter specifically for inclusion therein.
(e)No Material Misstatements or Omissions in the Incorporated Documents. No Incorporated Document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.
(f)No Material Misstatements or Omissions in Prospectus. The Prospectus will not, as of its date or on the Closing Date or any Additional Closing Date, if applicable, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representative by or on behalf of any Underwriter specifically for inclusion therein.
(g)No Material Misstatements or Omissions in Time of Sale Information. The Time of Sale Information did not, as of the Time of Sale, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representative by or on behalf of any Underwriter specifically for inclusion therein.
(h)No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Time of Sale Information at the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representative by or on behalf of any Underwriter specifically for inclusion therein.
(i)No Conflicts of Information in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representative by or on behalf of any Underwriter specifically for inclusion therein.
(j)Issuer Free Writing Prospectuses Conform to the Requirements of the Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.
(k)Organization and Authority. Each of the Partnership Entities has been duly formed or organized and is validly existing as a limited partnership, limited liability company or unlimited liability company, as applicable, in good standing under the laws of its jurisdiction of formation or organization with full power and authority to own or lease, as the case may be, and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each Additional Closing Date and conduct its business as currently conducted or as to be conducted on the Closing Date and each Additional Closing Date, in each case in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus. Each of the Partnership Entities is, or at the Closing Date and each Additional Closing Date will be, duly registered or qualified to transact business as a foreign limited partnership, limited liability company or unlimited liability company, as applicable, in and is in good standing under the laws of each jurisdiction which requires, or at the Closing Date and each Additional Closing Date will require, such registration or qualification (all of such jurisdictions being listed on Schedule V hereto), except where the failure to be so registered or qualified would not reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties (including, for the avoidance of doubt, the Partnership Properties) of the Partnership Entities, taken as a whole, (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.
(l)Power and Authority to Act as the General Partner. The General Partner has, and on the Closing Date and each Additional Closing Date will have, full power and authority to serve as general partner of the Partnership in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus.
(m)Ownership of the General Partner. USD Group owns, and on the Closing Date and each Additional Closing Date will own, all of the limited liability company interests in the General Partner; such limited liability company interests are duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the General Partner, dated October 15, 2014 (as the same may be amended or restated at or prior to the Closing Date, the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act). USD Group owns, and on the Closing Date and each Additional Closing Date will own, such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or other claims (collectively, “Liens”) except for restrictions on transferability contained in the GP LLC Agreement or as described in the Registration Statement, the Time of Sale Information and the Prospectus and Liens created pursuant to the Credit Agreement or USD Group Credit Agreement, if any; and (iv) no other interest in the General Partner is issued or outstanding.
(n)Ownership of the General Partner Interest in the Partnership. The General Partner is, and on the Closing Date and each Additional Closing Date, will be, the sole general partner of the Partnership, with an approximate 2.0% general partner interest in the Partnership, such interest being represented by general partner units (the “General Partner Units”); such General Partner Units have been, and on the Closing Date and each Additional Closing Date will be, duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated October 15, 2014 (the “Partnership Agreement”); and the General Partner owns, and on the Closing Date and each Additional Closing Date will own, the General Partner Units free and clear of all Liens except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Information and the Prospectus and Liens created pursuant to the Credit Agreement, if any.
(o)Ownership of the Incentive Distribution Rights. The General Partner owns, and on the Closing Date and each Additional Closing Date will own, all of the incentive distribution rights of the Partnership (the

“Incentive Distribution Rights”); the Incentive Distribution Rights have been, and on the Closing Date and each Additional Closing Date will be, duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)). The General Partner owns, and on the Closing Date and each Additional Closing Date will own, the Incentive Distribution Rights free and clear of all Liens except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Information and the Prospectus and Liens created pursuant to the Credit Agreement, if any.
(p)Sponsor Units. USD Group owns 5,278,963 Common Units and 6,278,127 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) (collectively, the “Sponsor Units”). All of such Sponsor Units are, and on the Closing Date and each Additional Closing Date will be, duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act). All of such Sponsor Units are, and on the Closing Date and each Additional Closing Date will be, owned free and clear of all Liens except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Time of Sale Information and the Prospectus and Liens created pursuant to the Credit Agreement or the USD Group Credit Agreement, if any.
(q)Ownership of the Subsidiaries. All of the equity interests in each of the Subsidiaries are, and as of the Closing Date and each Additional Closing Date will be, owned as set forth on Schedule VI hereto. All of such equity interests are, and as of the Closing Date and each Additional Closing Date will be, duly authorized and validly issued in accordance with the limited partnership, limited liability company agreement or articles of association, as applicable, of each such Subsidiary (collectively, as the same may be amended or restated at or prior to the Closing Date, the “Subsidiary Organizational Agreements”), and will be fully paid (to the extent required by the applicable Subsidiary Organizational Agreement) and nonassessable (except (A) with respect to a Delaware limited liability company, as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act, (B) with respect to a Delaware partnership, as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, and (C) with respect to an entity formed under the laws of a foreign jurisdiction, as such nonassessability, if applicable, may be affected by similar provisions of such jurisdiction’s corporate, partnership or limited liability company statute, if any, as applicable). All of such equity interests are, and as of the Closing Date and each Additional Closing Date will be, owned free and clear of all Liens, except for Liens created by, arising under or securing obligations under the Credit Agreement. No other interest in any of the Subsidiaries is, and as of the Closing Date and each Additional Closing Date will be, issued or outstanding other than as set forth on Schedule VI.
(r)Duly Authorized and Validly Issued Units. On the Closing Date and each Additional Closing Date, the Units and the limited partner interests represented thereby to be purchased by the Underwriters from the Partnership will be duly authorized for issuance and sale to the Underwriters pursuant to the Partnership Agreement and this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
(s)Capitalization of the Partnership. As of the date hereof, the issued and outstanding partnership interests of the Partnership consist of 16,537,699 Common Units, 6,278,127 Subordinated Units, 92,500 Class A Units, 461,136 General Partner Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to the USD Partners LP 2014 Long Term Incentive Plan (the “LTIP”). Other than the Sponsor Units, the Class A Units, the Incentive Distribution Rights and any limited partner interests issued pursuant to the LTIP, the Units will be the only limited partner interests of the Partnership issued and outstanding on the Closing Date and, except for any Common Units issued by the Partnership after the Closing Date in compliance with Section 5(l) of this Agreement, on each Additional Closing Date.
(t)No Other Subsidiaries. Other than its 461,136 General Partner Units representing a 2.0% general partner interest in the Partnership and the Incentive Distribution Rights, the General Partner does not, on the Closing Date and each Additional Closing Date will not, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than as set forth on Schedule VI hereto, neither the Partnership, Opco GP nor the Operating Company own, and on the Closing Date and each Additional Closing Date will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(u)No Preemptive Rights, Options or Registration Rights. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of any of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Partnership Entities.
(v)Authority. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Time of Sale Information and the Prospectus. On the Closing Date and each Additional Closing Date, all partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their respective stockholders, members or partners, as the case may be, for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken.
(w)Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.
(x)No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the consummation of any other transactions contemplated by this Agreement or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Time of Sale Information and the Prospectus, (A) conflicts or will conflict with, or constitutes or will constitute a violation of, the partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation, conversion or other constituent document (collectively, the “Organizational Documents”) of any of the Partnership Entities, (B) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both would constitute such a default), the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any Partnership Entity is a party or bound or to which any of its properties is subject, (C) violates or will violate any statute, law, rule, regulation, judgment, order, decree or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any Partnership Entity or any of its properties in a proceeding to which such Partnership Entity or its property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect.
(y)No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units as described in the Registration Statement, the Time of Sale Information and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the execution, delivery and performance by the Partnership Entities that are parties thereto of their respective obligations under, or the consummation of the transactions contemplated by, this Agreement other than (A) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith) and Consents required under the Exchange Act, (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (C) Consents under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (D) Consents that have been, or prior to the Closing Date will be, obtained and (E) Consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(z)No Defaults. None of the Partnership Entities is (i) in violation of any provision of its Organizational Documents, (ii) in violation of any statute, law, rule, regulation, judgment, order, decree or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Partnership Entity or any of its properties, as applicable, or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a breach or default) or violation in the performance of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it or any of its properties is bound or subject, which breach, default or violation in the case of clauses (ii) or (iii) would reasonably be expected to have a Material Adverse Effect.
(aa)Conformity of Units to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform, in all material respects, to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.
(ab)No Labor Disputes. No labor problem or dispute with the employees of any of the Partnership Entities who are engaged in the operation of the Partnership Properties exists or is threatened or imminent, and the Partnership Parties are not aware of any existing or threatened or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, contractors or customers, in each case which would reasonably be expected to have a Material Adverse Effect.
(ac)Financial Statements. The audited and unaudited combined financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) comply in all material respects with the applicable requirements under the Act and the Exchange Act (except that certain supporting schedules are omitted in accordance with Commission regulations), (ii) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the respective dates or for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The other financial data included or incorporated by reference in the Registration Statement and Prospectus has been derived from the accounting records of the Partnership and its subsidiaries or of the Predecessor and presents fairly, in all material respects, the information purported to be shown thereby. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(ad)Independent Accountants. Each of UHY LLP and BDO USA, LLP, who have certified certain financial statements of the Partnership and its consolidated subsidiaries (including the related notes thereto and supporting schedules) included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) delivered their respective reports with respect to the audited consolidated financial statements (and related notes thereto and supporting schedules) included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) are independent registered public accounting firms with respect to the Partnership Entities within the meaning of the Act and the Public Company Accounting Oversight Board.
(ae)No Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Partnership Entities or its or their property (including, for the avoidance of doubt, the Partnership Properties) is pending or, to the knowledge of the Partnership Parties, threatened or contemplated that (i) would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated herein; (ii) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (iii) is required to be described in the Registration Statement, the Time of Sale Information or the Prospectus but are not described as required.
(af)Title to Properties. The Partnership Entities have, and on the Closing Date and each Additional Closing Date the Partnership Entities will have, (A) good and indefeasible title in fee simple to all real property owned by them and (B) good title to all other property and assets owned by them, in each of cases (A) and (B) as such properties are described in the Registration Statement, the Time of Sale Information and the Prospectus, free and clear of all Liens, except (i) as described in the Registration Statement, the Time of Sale Information and the Prospectus, (ii) Liens that arise under or are expressly permitted by the Credit Agreement or (iii) Liens that do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use of such properties as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Time of Sale Information and the Prospectus by the Partnership Entities. All real property, buildings and other improvements, and equipment and other property to be held under lease or sublease by any of the Partnership Entities are held by them under valid, subsisting and enforceable leases or subleases, as the case may be, (i) except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property or as they have been used in the past and are proposed to be used in the in the future as described in the Registration Statement, the Time of Sale Information and the Prospectus, and all such leases and subleases are in full force and effect; and none of the Partnership Entities has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ag)Rights of Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus, except for such rights-of-way the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, and on the Closing Date and each Additional Closing Date will have, fulfilled and performed all of its obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, none of such rights-of-way contains any restriction except as would not reasonably be expect to have, individually or in the aggregate, a Material Adverse Effect.
(ah)Permits. Each of the Partnership Entities possess such licenses, certificates, permits, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by all applicable federal, state, local or foreign governmental or regulatory authorities, agencies or bodies necessary to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to so possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Partnership Entities are and will be in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Governmental Licenses are and will be valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.
(ai)Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Partnership or sale by the Partnership of the Units, except for those as would not be reasonably expected to have a Material Adverse Effect.
(aj)Tax Returns. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ak)Insurance. Each of the Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are generally maintained by companies engaged in the same or similar business; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by any of the Partnership Entities under any existing policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for except as would not be reasonably expected to have a Material Adverse Effect; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(al)Distributions. No Partnership Entity is, and on the Closing Date and each Additional Closing Date will be, prohibited, directly or indirectly, from making any distribution with respect to its equity interests, from repaying any loans or advances to any other Partnership Entity or from transferring any of its property or assets to any other Partnership Entity, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, or contained in the Credit Agreement, if any.
(am)Environmental Laws. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus or as would not reasonably be expected to result in a Material Adverse Effect, (A) with respect to the ownership and operation of the Partnership Properties, the Partnership Entities are in compliance with any and all applicable federal, state, local or foreign statutes, laws, rules, regulations, ordinances, codes, policies or rules of common law or any judicial or administrative interpretations thereof, including, without limitation, any judicial or administrative orders, consents, decrees or judgments, relating to pollution or the protection of human health and safety (to the extent such health and safety protection relates to exposure to Hazardous Materials, as defined below), natural resources, wildlife or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations imposing liability or standards of conduct concerning any pollutants or contaminants, hazardous, dangerous or toxic chemicals, materials, wastes or substances, any petroleum or petroleum products, or any polychlorinated biphenyls or radioactive materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, arrangement for disposal or transport, release, threatened release or handling of, or exposure to, Hazardous Materials (collectively, “Environmental Laws”), (B) with respect to the ownership and operation of the Partnership Properties, the Partnership Entities have all permits, authorizations and other approvals required for the operation of their business under any applicable Environmental Laws and are each in compliance with all terms and conditions of any such permits, authorizations and other approvals, (C) with respect to the ownership and operation of the Partnership Properties, no Partnership Entity has received notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of liability, noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities, and (D) with respect to the ownership and operation of the Partnership Properties, no Partnership Entity has any liability in connection with the release or threatened release of any Hazardous Materials and, to the knowledge of the Partnership Parties, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against any of the Partnership Entities under or relating to any Environmental Laws.
(an)Environmental Liabilities. In the ordinary course of their businesses, the Partnership Entities periodically review the effect of Environmental Laws on their businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures reasonably likely to be required for clean-up or closure of properties or compliance with Environmental Laws, or any permit, authorization or other approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect other than as described in the Registration Statement, the Time of Sale Information and the Prospectus.
(ao)Intellectual Property. The Partnership Entities own, possess, license or have other rights to use on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the operations of the Partnership Properties as now conducted or as proposed to be conducted in the Registration Statement, the Time of Sale Information and the Prospectus except to the extent that the failure to own, possess, license or have other rights in such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(ap)Affiliate Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, equityholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement, the Time of Sale Information or the Prospectus that is not so described.
(aq)ERISA. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (i) the Partnership Entities are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (B) no audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Partnership Entities has occurred or is expected to occur and (C) no breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Partnership Entities has occurred; (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Partnership Entity would have any liability, whether actual or contingent (a “Plan”), excluding any reportable event for which the notice requirements have been waived; (iii) none of the Partnership Entities has incurred, nor does any such entity expect to incur, liability under (A) Title IV of ERISA or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any Plan; (iv) each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership Parties, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no Partnership Entity has incurred any material unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).
(ar)No Material Adverse Changes. Since the date of the latest audited financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Partnership Entities nor the Partnership Properties have sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any change in the capitalization or long-term debt of the Partnership Entities, (ii) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), management, earnings, business or properties of the Partnership Entities or the Partnership Properties taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendment or supplement thereto) or (iii) any dividend or distribution of any kind declared, set aside for payment, paid or made by any Partnership Entity, in each case other than as described in the Registration Statement, the Time of Sale Information and the Prospectus.
(as)Summaries of Law. The statements included or incorporated by reference in the Time of Sale Information and the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Business-Impact of Regulation,” “Legal Proceedings,” “Certain Relationships and Related Party Transactions, and Director Independence,” “Description of the Common Units,” “Our Partnership Agreement,” “Material U.S. Federal Income Tax Consequences,” and “Investment in USD Partners LP by Employee Benefit Plans,” in each case to the extent that such statements constitute summaries of statutes, rules, regulations, legal and governmental proceedings, or provisions of the Organizational Documents, are accurate in all material respects.
(at)Contracts to be Described or Filed. All descriptions in the Registration Statement, the Time of Sale Information and the Prospectus of any of the terms of (i) all instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Item 601(b)(10) of Regulation S-K under the Act and (ii) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, to which any of the Partnership Entities is a party, are accurate in all material respects. There are no agreements, contracts, indentures, leases, instruments or other documents of a character required to be described in the Registration Statement, the Time of Sale Information or the Prospectus, or to be filed as an exhibit to or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus that is not described, filed or incorporated by reference as required by the Act or the Rules and Regulations (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus). To the Partnership Parties’ knowledge, no other party to any such contract or other document referenced in this paragraph has any intention not to render full performance as contemplated by the terms thereof.

(au)Sarbanes-Oxley. The Partnership Entities and, to the knowledge of the Partnership Parties, the officers and directors of the General Partner, in their capacities as such, are, and on the Closing Date, will be, in compliance in all material respects, and there has been no failure on the part of the Partnership Entities or any of its directors or officers, in there capacities as such, to comply, with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the Commission and the NYSE promulgated thereunder.
(av)Investment Company. None of the Partnership Entities is now, nor immediately following the sale of the Units to be sold by the Partnership hereunder and the application of the net proceeds from such sale as described in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(aw)Internal Controls Over Financial Reporting. The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Partnership Entities’ internal controls over financial reporting are effective and, except as disclosed in the Time of Sale Information and the Prospectus, none of the Partnership Parties is aware of any material weaknesses in the internal controls of the Partnership Entities.
(ax)No Changes in Internal Controls.  Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by BDO USA, LLP, (i) the Partnership Parties have not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership Entities; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls.
(ay)Disclosure Controls. The Partnership has established and maintains “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act. The Partnership will carry out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(az)Critical Accounting Policies.  The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates” set forth or incorporated by reference in the Registration Statement, Time of Sale Information or Prospectus accurately and fully describes in all material respects (i) the accounting policies that the Partnership believes are the most important in the portrayal of the Partnership’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.
(ba)Stabilization. None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.
(bb)Affiliate Transactions. Except as set forth in the Registration Statement, Time of Sale Information and the Prospectus, there is no relationship, direct or indirect, that exists between any of the Partnership

Entities on the one hand, and the directors, officers, unitholders, customers or suppliers of any of the Partnership Entities on the other hand that is required by the Act or the Rules and Regulations to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.
(bc)Foreign Corrupt Practices Act. No Partnership Entity nor, to the knowledge of any of the Partnership Parties, any director, officer, agent, employee or affiliate of any Partnership Entities is aware of or has taken any action, directly or indirectly, that could result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and no Partnership Entity nor, to the knowledge of any of the Partnership Parties, any director, officer, agent, employee or affiliate of the Partnership Entities is aware of or has taken any action, directly or indirectly, that could result in a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Partnership Entities.
(bd)Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.
(be)OFAC. No Partnership Entity nor, to the knowledge of the Partnership Parties, any director, officer, agent, employee or affiliate of the Partnership Entities (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(bf)Underwriters. Except as described in the Time of Sale Information and the Prospectus, no Partnership Entity (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.
(bg)Statistical and Market-Related Data. All statistical and market-related data included in the Registration Statement, the Time of Sale Information or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.
(bh)Distribution of Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of the Closing Date or any Additional Closing Date and completion of the distribution of the Units, will, distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with this Agreement, or any other materials, if any, permitted by the Act, including Rule 134.
(bi)NYSE Listing. The Units have been approved to be listed on the NYSE, subject only to official notice of issuance.
(bj)FINRA Affiliation. To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and the Partnership, the General Partner, any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Time of Sale Information and the Prospectus.
(bk)Additional Registration Statements. Except as described in the Registration Statement, the Time of Sale Information, and the Prospectus, including any document incorporated by reference, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Act.
(bl)Forward Looking Statements. Each of the statements made by the Partnership in the Registration Statement, the Time of Sale Information, and the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act was made or will be made with a reasonable basis and in good faith.
(bm)No Brokers. None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.
(bn)No Integration. The Partnership has not, directly or through any agent, issued, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act), that is or will be integrated with the offering and sale of the Units contemplated by this Agreement pursuant to the Act, the Rules and Regulations, or the interpretations thereof by the Commission.
Any certificate signed by any officer of any of the Partnership Parties and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by each of the Partnership Parties, as to matters covered thereby, to each Underwriter.
7.Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Partnership Parties agree to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Units under the Act and (except as provided in this Section 7) all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, the Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) consistent with the provisions of Section 5(h), all expenses in connection with the qualification of the Units for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith (not to exceed $10,000); (iv) the filing fees and reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters incurred incident to securing any required review by the FINRA of the fairness of the terms of the sale of the Units (not to exceed $15,000); (v) the fees and expenses associated with listing the Units on the NYSE; (vi) the cost of preparing unit certificates; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Units to the respective Underwriters; (ix) all other fees, costs and expenses referred to in Item 14 of the Registration Statement; and (x) the transportation, lodging, graphics and other expenses incidental to the Partnership’s preparation for and participation in the “roadshow” for the offering contemplated hereby. Except as provided in Section 7, Section 8, and Section 5(j) hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.

8.Indemnification and Contribution.

(a)Subject to the limitations in this Section 8, the Partnership Parties agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 of the Rules and Regulations) of such Underwriter who has, or who is alleged to have participated in the distribution of the Units or are involved in effecting the distribution of the Units (such affiliates being referred to herein as “Participating Affiliates”) from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference (A) in any Preliminary Prospectus, (B) in the Registration Statement, (C) the Time of Sale Information, (C) any Issuer Free Writing Prospectus, (D) the Prospectus, (E) in any amendment or supplement to the items provided in clauses (A) through (D), or (F) in any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any “road show” (as defined in Rule 433(h) under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”) or (ii) any omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto or in any Marketing Materials any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Partnership Parties by or on behalf of any Underwriter through the Representative, expressly for use in connection therewith. This indemnification shall be in addition to any liability that the Partnership Parties may otherwise have.
(b)If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Partnership Parties, such Underwriter or such controlling person or such Participating Affiliate shall promptly notify in writing the party(s) against whom indemnification is being sought (the “indemnifying party” or “indemnifying parties”), but failure to so notify the indemnifying party or any delay in providing such notice shall not relieve such indemnifying party from any liability hereunder except to the extent of any actual prejudice incurred (through the forfeiture of substantive rights or defenses) as a result of such failure or delay. Such indemnifying party(s) shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party(s) has (have) agreed in writing to pay such fees and expenses, (ii) the indemnifying party(s) has (have) failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party(s), and such Underwriter or such controlling person shall have been advised by its counsel in a written opinion, a copy of which is provided by the indemnifying party(s), that one or more legal defenses may be available to the Underwriter that are inconsistent with any legal defenses asserted by the Partnership Parties, or that representation of such indemnified party and any indemnifying party(s) by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party(s) shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Partnership Parties shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party(s) shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party(s) agree(s) to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in Section 8(a).
(c)Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, their directors, their officers who sign the Registration Statement and any person who controls the Partnership Parties or any of them within the meaning of Section 15 of the Act, to the same extent as the foregoing several indemnity from the Partnership Parties to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through the Representative expressly for use in any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto or in any Marketing Materials. If any action or claim shall be brought or asserted against the Partnership Parties, any of their directors, any of their officers or any such controlling person based on any Preliminary Prospectus, the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto or any Marketing Materials, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Partnership Parties by paragraph (b) above (except that if the Partnership Parties shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Partnership Parties, their directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by paragraph (b) above.

(d)In any event, no indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the indemnified parties or any person who controls the indemnified parties is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(e)If the indemnification provided for in Sections 8(a) or 8(c) is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand, and the Underwriters on the other hand, from the offering and sale of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties and their affiliates bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Units hereunder, any determination of the relative benefits received by the Partnership Parties and their affiliates or the Underwriters from the offering of the Units shall include the net proceeds (before deducting expenses) received by the Partnership Parties and their affiliates and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Units, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Partnership Parties on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties and their affiliates on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(f)The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an indemnified party as a result of the Damages referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 11 hereof) and not joint.
(g)Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Partnership Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Partnership Parties, their directors or officers or any person controlling the Partnership Parties, (ii) acceptance of any Units and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Partnership Parties, their directors or officers or any person controlling or affiliated with the Partnership Parties, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

9.Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Units hereunder are subject to the following conditions:
(a)The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Rules and Regulations within the applicable time period prescribed for such filing by the Rules and Regulations; all material required to be filed pursuant to Rule 433(d) under the Rules and Regulations shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Rules and Regulations; if the Partnership has elected to rely upon Rule 462(b) under the Rules and Regulations, such Registration Statement filed pursuant to Rule 462(b) shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement.
(b)The Underwriters shall be reasonably satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (i) there shall not have been any change in the capitalization or any material change in the long-term debt of the Partnership Parties, or any adverse change in or affecting the condition (financial or other), business, prospects, properties or results of operations of the Partnership Parties, taken as a whole, in each case, except as set forth in or contemplated by the Registration Statement, the Time of Sale Information or the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect and (ii) none of the Partnership Entities or their respective subsidiaries, directly or indirectly, has sustained since the date of the latest audited financial statements included in the Registration Statement, Time of Sale Information and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree.
(c)No Underwriter shall have discovered and disclosed to the Partnership Parties on or prior to the Closing Date or any Additional Closing Date, if applicable, that the Registration Statement, Prospectus, or any amendment or supplement thereto contains or incorporates by reference an untrue statement of a fact which, in the opinion of counsel to the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
(d)All partnership, limited liability company or corporate proceedings, as applicable, and other legal matters incident to the authorization, form and validity of this Agreement, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
(e)The Underwriters shall have received on the Closing Date and each Additional Closing Date, if applicable, an opinion of Latham & Watkins LLP, counsel to the Partnership Parties, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Exhibits B-1 and B-2, respectively, hereto.
(f)The Underwriters shall have received on the Closing Date and each Additional Closing Date, if applicable, an opinion of Lawson Lundel LLP, Canadian counsel to the Partnership Parties, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Exhibits B-3, hereto.
(g)The Underwriters shall have received on the Closing Date and each Additional Closing Date, if applicable, an opinion of Burnet, Duckworth & Palmer LLP, special Canadian tax counsel to the Partnership Parties, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Exhibits B-4 hereto.
(h)The Underwriters shall have received on the Closing Date and each Additional Closing Date, if applicable, an opinion of Crowley Fleck PLLP, Wyoming counsel to the Partnership Parties, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Exhibits B-5 hereto.
(i)The Underwriters shall have received on the Closing Date and each Additional Closing Date, if applicable, an opinion of the General Counsel of the Partnership Parties, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Exhibits B-6 hereto.
(j)The Underwriters shall have received on the Closing Date and each Additional Closing Date, if applicable, an opinion of Vinson & Elkins L.L.P., as counsel for the Underwriters, dated the Closing Date and each Additional Closing Date, if applicable, with respect to the issuance and sale of the Units, the Registration Statement and other related matters as the Underwriters may reasonably request, and the Partnership Parties and their counsel shall have furnished to counsel for the Underwriters such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(k)The Underwriters shall have received customary comfort letters addressed to the Underwriters and dated the date hereof and the Closing Date and each Additional Closing Date, if applicable, from the firms of UHY LLP and BDO USA, LLP, independent certified public accountants, as applicable, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto.
(l)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Partnership Parties, shall be threatened or contemplated by the Commission at or prior to the Closing Date or any Additional Closing Date, if applicable; (ii) any request for additional information on the part of the staff of the Commission shall have been complied with to the satisfaction of the staff of the Commission; and (iii) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative did not object thereto in good faith.
(m)The Underwriters shall have received from each Partnership Party certificates of the Chairman, the President or the Chief Executive Officer of such Partnership Party (or persons holding similar positions, as applicable) and of the Chief Financial Officer or Chief Accounting Officer of such Partnership Party (or persons holding similar positions, as applicable) of the General Partner satisfactory to the Underwriters, dated the Closing Date and each Additional Closing Date, if applicable, to the effect that the signers of such certificate have examined the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that: (i) the representations and warranties of the Partnership Parties in this Agreement are true and correct on and as of the Closing Date or the Additional Closing Date, if applicable, with the same effect as if made on Closing Date or the Additional Closing Date, if applicable, and the Partnership Parties have complied with all the agreements and satisfied all the conditions, in each case, on its part to be performed or satisfied at or prior to the Closing Date or the Additional Closing Date, as the case may be, (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such Partnership Party, threatened; and (iii) since the date of the most recent financial statements included or incorporated by reference in the Time of Sale Information and the Prospectus, there has been no Material Adverse Effect, except as described in the Time of Sale Information and the Prospectus.
(n)The NYSE shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.
(o)The Partnership Parties shall have furnished or caused to have been furnished to the Underwriters such additional information, certificates and documents as the Underwriters may reasonably request.
(p)At or prior to the Closing Date, the Underwriters shall have received the Lock-Up Agreements from each of the parties listed on Schedule IV hereto substantially in the form of Exhibit A attached hereto.
(q)The Underwriters shall have received from each of USD Rail International and USD Terminals International certificates of a Class A Manager of each such entity (or persons holding similar positions, as applicable), dated the Closing Date and each Additional Closing Date, if applicable, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Exhibit C hereto.
All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.
The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the satisfaction on and as of the Closing Date or the Additional Closing Date, as applicable, of the conditions set forth in this Section 9, except that, if the date Additional Units are purchased is other than the Closing Date, the certificates, opinions and letters referred to in this Section 9 shall be dated as of the Additional Closing Date and the opinions or letters called for by paragraphs (e) and (f) shall be revised to reflect the sale of Additional Units.
If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by the Underwriters by notifying the Partnership Parties of such termination in writing at or prior to the Closing Date or the Additional Closing Date, as applicable, but the Underwriters shall be entitled to waive any of such conditions.

10.Effective Date of Agreement. This Agreement shall become effective upon the execution and delivery hereof by each of the parties hereto.

11.Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Units that it or they have agreed to purchase hereunder, and the aggregate number of Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as the Underwriters may specify by a separate agreement, to purchase the Units that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Units and the aggregate number of Units with respect to which such default occurs is more than one-tenth of the aggregate number of Units and arrangements satisfactory to the Underwriters and the Partnership Parties for the purchase of such Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Partnership Parties. In any such case that does not result in termination of this Agreement, either the Underwriters or the Partnership Parties shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter or Underwriters from liability in respect of any such default of any such Underwriter or Underwriters under this Agreement. The term “Underwriter” as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with the Representative’s approval and the approval of the Partnership, purchases Units that a defaulting Underwriter is obligated, but fails or refuses, to purchase.

12.Termination of Agreement. This Agreement shall be subject to termination in the Representative’s absolute discretion, without liability on the part of any Underwriter to the Partnership Parties by notice to the Partnership Parties, if prior to the Closing Date or an Additional Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the NYSE, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market) shall have been suspended, or (B) trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions the effect of which on the financial markets of the United States is such as to make it, in the Representative’s judgment, impracticable or inadvisable to market or deliver the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto). Notice of such termination shall be promptly given to the Partnership Parties and their counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

13.Information Furnished by the Underwriters. The Partnership Parties acknowledge that (i) the list of Underwriters and their respective participation in the sale of Units, (ii) each paragraph under the sub-caption “Stabilization,” (iii) each paragraph under the sub-caption “Other Relationships,” (iv) each paragraph under the sub-caption “Electronic Distribution,” and (v) each paragraph under the sub-captions “Notice to Prospective Investors in Hong Kong,” “Notice to Prospective Investors in Japan” and “Notice to Prospective Investors in Singapore,” each under the caption “Underwriting” in the Preliminary Prospectus and Prospectus, constitute the only information furnished by or on behalf of the Underwriters through the Representative or on the Representative’s behalf as such information is referred to in Sections 6(d), 6(f), 6(g), 6(h), 6(i) and 8 hereof.

14.Miscellaneous. Except as otherwise provided in Section 5 and Section 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(a)to the Partnership Parties

USD Partners LP
811 Main St.
Suite 2800
Houston, Texas 77002
Attention: Adam Altsuler
Tel: (281) 291-0510

with a copy to

Sean T. Wheeler
Latham & Watkins LLP
811 Main St.
Houston, Texas 77002
Tel: (713) 546-5400
Fax: (713) 546-5401

(b)to the Underwriters

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Attention: Registration Department
Tel: (866) 471-2526
Fax: (212) 902-9316

with a copy to
Sarah Morgan
Vinson & Elkins LLP
1001 Fannin St., Suite 2500
Houston, Texas 77002
Tel: (713) 758-2222
Fax: (713) 615-5234

This Agreement has been and is made solely for the benefit of the several Underwriters, the Partnership Parties and their directors and officers and other controlling persons referred to in Section 8 hereof, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from any Underwriter of any of the Units in his status as such purchaser.
15.No Fiduciary Duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Partnership Parties acknowledge and agree that (i) nothing herein shall create a fiduciary or agency relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to the Partnership Parties in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Units was established by the Partnership Parties and the Underwriters based on discussions and arms’ length negotiations and the Partnership Parties understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (v)

notwithstanding anything in this Agreement to the contrary, the Partnership Parties acknowledge that the Underwriters may have financial interests in the success of this offering that are not limited to the difference between the price to the public and the purchase price paid to the Partnership by the Underwriters for the Units and that such interests may differ from the interests of the Partnership Parties. The Partnership Parties hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Partnership Parties may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Partnership Parties in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Partnership Parties or any of their respective members, managers, employees or creditors.

16.Research Analyst Independence. The Partnership Parties acknowledge that (a) the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership, the value of the Common Units and/or the offering that differ from the views of their respective investment banking divisions. The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriters’ independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by any Underwriter’s investment banking division. The Partnership Parties acknowledge that each of the Underwriters is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the entities that are the subject of the transactions contemplated by this Agreement.

17.Applicable Law; Counterparts. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

18.Waiver of Jury Trial. The Partnership Parties and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

19.USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

20.Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Partnership Parties and their successors and assigns and any successor or assign of any substantial portion of the Partnership Parties’ and any of the Underwriters’ respective businesses and/or assets. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

21.Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Underwriters, the Partnership Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Section 8 with respect to affiliates, directors, officers, employees, agents and controlling persons of the Partnership Parties and the Underwriters. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 21, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

22.Survival. The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them pursuant to this Agreement or any certificate delivered pursuant hereto, shall survive the delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

Please confirm that the foregoing correctly sets forth the agreement among the Partnership Parties and the several Underwriters.
Very truly yours,

USD Partners LP
By:    USD Partners GP LLC, its general partner
By:    /s/ Adam Altsuler_____________________________
Name: Adam Altsuler
Title: Vice President and Chief Financial Officer
USD Partners GP LLC
By:    /s/ Adam Altsuler_____________________________
Name: Adam Altsuler
Title: Vice President and Chief Financial Officer

CONFIRMED as of the date first above mentioned, on behalf of the Representative and the other several Underwriters named in Schedule I hereto.

GOLDMAN SACHS & CO. LLC

By:    /s/ Matthew Leavitt ___________________
Name: Matthew Leavitt
Title: Managing Director

SCHEDULE I
UNDERWRITERS

Name	Firm Units
Goldman Sachs & Co. LLC	3,000,000
Total:	3,000,000

Schedule I
to Underwriting Agreement

SCHEDULE II
TIME OF SALE INFORMATION

Number of Firm Units: 3,000,000
Public Offering Price: $11.60

Schedule II
to Underwriting Agreement

SCHEDULE III
ISSUER FREE WRITING PROSPECTUS

None

Schedule III
to Underwriting Agreement

SCHEDULE IV
SIGNATORIES TO LOCK-UP LETTERS

1.	USD Group LLC

2.	USD Partners GP LLC

3.	Dan Borgen

4.	Paul Tucker

5.	Josh Ruple

6.	Adam Altsuler

7.	Chris Robbins

8.	Keith Benson

9.	Schuyler Coppedge

10.	Mike Curry

11.	Stacy Smith

12.	Douglas Kimmelman

13.	Thomas Lane

14.	Brad Sanders

15.	Jane A. O’Hagan

16.	Jeff Wood

Schedule IV
to Underwriting Agreement

SCHEDULE V
FOREIGN JURISDICTIONS

Partnership Entity	Jurisdiction of Formation/Organization	Foreign Jurisdictions
USD Partners GP LLC	Delaware	Texas
USD Partners LP	Delaware	Texas
USD Logistics Operations GP LLC	Delaware	None
USD Logistics Operations LP	Delaware	None
USD Rail LP	Delaware	None
West Colton Rail Terminal LLC	Delaware	California
San Antonio Rail Terminal LLC	Delaware	Texas
Casper Crude to Rail, LLC	Wyoming	None
CCR Pipeline, LLC	Delaware	None
USDP CCR LLC	Delaware	None
USD Terminals International S.A.R.L.	Luxembourg	None
USD Terminals Canada ULC	British Columbia	Alberta
USD Rail International S.A.R.L.	Luxembourg	None
USD Rail Canada ULC	British Columbia	Alberta
Stroud Crude Terminal LLC	Delaware	Oklahoma
SCT Pipeline LLC	Delaware	Oklahoma

Schedule V
to Underwriting Agreement

SCHEDULE VI
OWNERSHIP OF SUBSIDIARIES

Partnership Subsidiary	Issued and Outstanding Equity Interests	Owner
USD Logistics Operations GP LLC	Limited Liability Company Interests	100% Owned by USD Group LLC
USD Logistics Operations LP	Limited and General Partner Interests	100% limited partner interest owned by USD Partners LP
0% general partner interest owned by USD Logistics Operations GP LLC
USD Rail LP	Limited and General Partner Interests	100% limited partner interest owned by USD Logistics Operations LP
0% general partner interest owned by USD Logistics Operations GP LLC
West Colton Rail Terminal LLC	Limited Liability Company Interests	100% Owned by USD Logistics Operations LP
San Antonio Rail Terminal LLC	Limited Liability Company Interests	100% Owned by USD Logistics Operations LP
Casper Crude to Rail, LLC	Limited Liability Company Interests	100% Owned by USDP CCR LLC
CCR Pipeline, LLC	Limited Liability Company Interests	100% Owned by Casper Crude to Rail, LLC
USDP CCR LLC	Limited Liability Company Interests	100% Owned by USD Logistics Operations LP
USD Terminals International S.A.R.L.	Shares	100% Owned by USD Logistics Operations LP
USD Terminals Canada ULC	Shares	100% Owned by USD Terminals International S.A.R.L.
USD Rail International S.A.R.L.	Shares	100% Owned by USD Rail LP
USD Rail Canada ULC	Shares	100% Owned by USD Rail International S.A.R.L.
Stroud Crude Terminal LLC	Limited Liability Company Interests	100% Owned by USD Logistics Operations LP
SCT Pipeline LLC	Limited Liability Company Interests	100% Owned by Stroud Crude Terminal LLC

Schedule VI
to Underwriting Agreement

EXHIBIT A
_________________, 2017
Goldman Sachs & Co. LLC
200 West Street
New York, NY 10282

Re:	USD Partners LP (the “Partnership”) -
Restriction on Common Unit Sales
Dear Madams and Sirs:
The undersigned understands that you (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriter of common units (the “Common Units”) representing limited partner interests in USD Partners LP, a Delaware limited partnership (the “Partnership”), and that the Underwriter proposes to reoffer the Common Units to the public (the “Offering”).
In consideration of the execution of the Underwriting Agreement by the Underwriter, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that without the prior written consent of the Underwriter, the undersigned will not, for a period commencing on the date hereof and ending 60 days after the date of the Partnership’s Prospectus first filed pursuant to Rule 424(b) promulgated under the Act, inclusive (the “Lock-Up Period”), (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) (collectively, a “Disposition”) any Common Units or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Common Units held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) enter into any swap, hedging, collar (whether or not for any consideration) or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise (the securities referred to in clauses (i) and (ii), the “Lock-Up Securities”), (iii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Partnership to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Securities or other securities of the Partnership held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Partnership under the Act, including under the Registration Statement, or (iv) publicly disclose the intention to do any of the foregoing.
Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to the following:
1.    the offer and sale of the Common Units being offered pursuant to the Prospectus included in the Registration Statement, including, without limitation, any Common Units issued or issuable upon the exercise of the Underwriter’s option to purchase additional Common Units as contemplated in such Prospectus; provided, however, that this exception is not intended to apply to any Disposition of Common Units acquired by the undersigned in the Offering that is not otherwise permitted by the terms of this letter agreement;
2.    the disposition of Common Units to satisfy tax withholding obligations in conjunction with the issuance or vesting of equity incentive awards outstanding due to an acceleration event upon the death or disability of a participant in accordance with the terms of any plan or award agreement relating to such equity incentive awards;

3.    any transfer (i) to an affiliate, (ii) as a bona fide gift (provided that in the case of any such transfer (A) the transferee or donee shall execute and deliver a lock-up letter agreement substantially in the form of this lock-up letter agreement and (B) no filing on Form 4 under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Common Units, shall be required or voluntarily made during the Lock-Up Period), (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value), (iv) by will or the laws of intestacy, (v) pursuant to domestic relations or court orders, (vi) as distributions to limited partners or shareholders of the undersigned who agree to be bound by the terms of this letter agreement (provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made) or (vii) the pledge or hypothecation by USD Group of any common or subordinated units representing limited partnership interests in the Partnership in connection with the USD Group Credit Agreement; and
4.    (i) any transactions effectuated pursuant to a trading plan that satisfies all of the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (“10b5-1 Plan”) existing on the date hereof or (ii) the establishment of a Rule 10b5-1 Plan for the transfer of Common Units, provided that such plan does not provide for the transfer of Common Units during the Lock-Up Period.
For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.
It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, then the undersigned shall no longer be subject to the provisions of this letter agreement.
In furtherance of the foregoing, the Partnership and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Securities if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.
[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Lock-Up Agreement as of the date first set forth above.
Very truly yours,

__________________________________________________
Name:

EXHIBIT B-1
Form of Opinion of Latham & Watkins L.L.P.
1.    The Partnership is a limited partnership duly formed under the DRULPA with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With the consent of the Underwriters, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit B hereto.
2.    Each of the Operating Company and USD Rail is a limited partnership under the DRULPA with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With the consent of the Underwriters, based solely on certificates from public officials, we confirm that each of the Operating Company and USD Rail is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit B hereto.
3.    The General Partner is a limited liability company duly formed under the DLLCA with limited liability company power and authority to own its properties, to conduct its business and to act as the general partner of the Partnership as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With the consent of the Underwriters, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit B hereto.
4.    Each of Opco GP, West Colton, San Antonio, USDP CCR, CCR Pipeline, Stroud and SCT is a limited liability company under the DLLCA with limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With the consent of the Underwriters, based solely on certificates from public officials, we confirm that each of Opco GP, West Colton, San Antonio, USDP CCR, CCR Pipeline, Stroud and SCT is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the states set forth opposite its name on Exhibit B hereto.
5.    The Common Units to be issued and sold by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized by all necessary limited partnership action of the Partnership and, when issued to and paid for by the Representative and the other Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued and free of preemptive rights or other similar rights arising from the Partnership’s Governing Documents. Under the DRULPA and the Partnership Agreement, purchasers of the Common Units will have no obligation to make further payments for their purchase of the Common Units or contributions to the Partnership solely by reason of their ownership of the Common Units or their status as limited partners of the Partnership and no personal liability for the debts, obligations and liabilities of the Partnership, whether arising in contract, tort or otherwise, solely by reason of being limited partners of the Partnership.
6.    The execution, delivery and performance of the Underwriting Agreement by each of the Partnership Parties have been duly authorized by all necessary limited liability company or limited partnership action, as applicable, of each of the Partnership Parties; and the Underwriting Agreement has been duly executed and delivered by each of the Partnership Parties.
7.    The execution and delivery of the Underwriting Agreement by each of the Partnership Parties and the issuance and sale of the Common Units by the Partnership to you pursuant to the Underwriting Agreement do not on the date hereof:
(i)    violate the provisions of the General Partner Governing Documents or the Partnership Governing Documents;

(ii)    result in the breach of or a default under any of the Specified Agreements “Specified Agreements” will include those evidencing or securing debt or material agreements filed as an exhibit to the Registration Statement. ;
(iii)    violate any federal or New York statute, rule or regulation applicable to the Partnership Parties or violate the DRULPA or the DLLCA; or
(iv)    require any consents, approvals or authorizations to be obtained by the Partnership parties from, or any registrations, declarations or filings to be made by the Partnership Parties with, any governmental authority under any federal or New York statute, rule or regulation applicable to the Partnership Parties or the DRULPA or the DLLCA on or prior to the date hereof that have not been obtained or made.
8.    The Registration Statement has become effective under the Act. With your consent, based solely on a review of the list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml at [ ● ] a.m. Eastern Time on June 12, 2017, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) and 430A under the Act.
9.    The Registration Statement at May 6, 2016, including the information deemed to be a part thereof pursuant to Rule 430A under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.
10.    The statements in the Preliminary Prospectus and the Prospectus under the captions “Summary-The Offering,” “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units” and “Our Partnership Agreement,” insofar as they purport to constitute a summary of the terms of the Common Units, the subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”), the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”), and the Class A units of the Partnership (the “Class A Units”), are accurate descriptions or summaries in all material respects.
11.    The statements included or incorporated by reference in the Preliminary Prospectus and the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Business-Impact of Regulation,” “Certain Relationships and Related Party Transactions, and Director Independence,” “Description of the Common Units,” “Our Partnership Agreement” and “Investment in USD Partners LP by Employee Benefit Plans,” insofar as they purport to describe or summarize certain provisions of the documents or U.S. federal laws or the DGCL, the DRULPA or the DLLCA referred to therein, are accurate descriptions or summaries in all material respects.
12.    With the consent of the Underwriters, based solely upon a review on the date hereof of the General Partner’s Governing Documents and certain resolutions of the board of directors of the General Partner, all of the issued and outstanding membership interests of the General Partner (the “GP Membership Interests”) are owned of record by USD Group, LLC (“USD Group”). The GP Membership Interests were duly authorized by all necessary limited liability company action of the General Partner, and such GP Membership Interests have been validly issued in accordance with the GP LLC Agreement. Under the DLLCA, USD Group has no obligation to make further payments for its ownership of the GP Membership Interests or contributions to the General Partner solely by reason of its ownership of the GP Membership Interests or its status as the sole member of the General Partner and no personal liability for the obligations of the General Partner, solely by reason of being the sole member of the General Partner. With the consent of the Underwriters, based solely upon a review of the lien searches dated June [ ● ], 2017 attached hereto as Exhibit C (the “Lien Search”), we confirm that the GP Membership Interests are free and clear of liens, claims, charges and encumbrances (“Liens”) other than those (i) created by or arising under the DLLCA or the GP LLC Agreement, (ii)

set forth or described on Exhibit C, (iii) arising under (A) the Credit Agreement, dated as of October 15, 2014, among the Partnership and USD Terminals Canada ULC, as borrowers, Citibank, N.A., as administrative agent, swing line lender and letter of credit issuer, U.S. Bank National Association, as a letter of credit issuer and the lenders from time to time party thereto, as amended by the First Amendment to the Credit Agreement, dated November 13, 2015 (the “Credit Agreement”) or (B) the revolving credit facility of USD Group with Bank of Oklahoma (the “USD Group Credit Agreement”) or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
13.    With the consent of the Underwriters, based solely upon a review on the date hereof of the Partnership’s Governing Documents and certain resolutions of the board of directors of the General Partner, the General Partner is the sole general partner of the Partnership, and the 2.0% general partner interest in the Partnership, represented by 461,136 general partner units (the “General Partner Units”), and all of the outstanding Incentive Distribution Rights (together with the General Partner Units, the “GP Ownership Interests”) are owned of record by the General Partner. The GP Ownership Interests were duly authorized by all necessary limited partnership action of the Partnership, and such GP Ownership Interests were validly issued in accordance with the Partnership Agreement. Under the DLLCA, the General Partner has no obligation to make further payments for its ownership of the Incentive Distribution Rights or contributions to the Partnership solely by reason of its ownership of the Incentive Distribution Rights. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the GP Ownership Interests are free and clear of Liens other than those (i) created by or arising under the DLLCA or the Partnership Agreement, (ii) set forth or described on Exhibit C, (iii) arising under the Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
14.    With the consent of the Underwriters, based solely upon a review on the date hereof of the Partnership’s Governing Documents and certain resolutions of the board of directors of the General Partner, 5,278,963 Common Units (the “Sponsor Common Units”) and 6,278,127 Subordinated Units (the “Sponsor Subordinated Units” and, together with the Sponsor Common Units, the “Sponsor Units”) are owned of record by USD Group. The Sponsor Units were duly authorized by all necessary limited partnership action of the Partnership, and the Sponsor Units have been validly issued in accordance with the Partnership Agreement. Under the DRULPA, USD Group has no obligation to make further payments for its ownership of the Sponsor Units or contributions to the Partnership solely by reason of its ownership of the Sponsor Units or its status as a limited partner of the Partnership and no personal liability for the obligations the Partnership solely by reason of being a limited partner of the Partnership. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the Sponsor Units are free and clear of Liens other than those (i) created by or arising under the DRULPA or the Partnership Agreement, (ii) set forth or described on Exhibit C, (iii) arising under the Credit Agreement or USD Group Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
15.    With the consent of the Underwriters, based solely upon a review on the date hereof of the OpCo GP LLC Agreement, all of the issued and outstanding limited liability company interests of Opco GP (the “Opco GP Membership Interests”) are owned of record by USD Group. The Opco GP Membership Interests were duly authorized by all necessary limited liability company action of Opco GP, and such Opco GP Membership Interests have been validly issued in accordance with the Opco GP LLC Agreement. Under the DLLCA, the Partnership has no obligation to make further payments for its ownership of the Opco GP Membership Interests or contributions to Opco GP solely by reason of its ownership of the Opco GP Membership Interests or its status as the sole member of Opco GP and no personal liability for the obligations of Opco GP. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the Opco GP Membership Interests are free and clear of Liens other than those (i) created by or arising under the DLLCA or the Opco GP LLC Agreement, (ii) set forth or described on Exhibit C, (iii) arising under the Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
16.    With the consent of the Underwriters, based solely upon a review on the date hereof of the Operating Company Partnership Agreement and certain resolutions of the board of directors of Opco GP, a 100% limited partner interest in the Operating Company (the “Operating Company Limited Partner Interest”) is owned of record by the Partnership. The Operating Company Limited Partner Interest was duly authorized by all necessary limited partnership action of the Partnership, and the Operating Company Limited Partner Interest was validly issued in accordance with the Operating Company Partnership Agreement. Under the DRULPA, the Partnership has no obligation to make further payments for its ownership of the Operating Company Limited Partner Interest or contributions to the Operating Company solely by reason of its ownership of the Operating Company Limited Partner Interest or its status as a limited partner of the Operating Company and no personal liability for the debts, obligations and liabilities of the Operating Company, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of the Operating Company. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the Operating Company Limited Partner Interest are free and clear of Liens other than those (i) created by or arising under the DRULPA or the Operating Company Partnership Agreement, (ii) set forth or described on Exhibit C, (iii) arising under the Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
17.    With the consent of the Underwriters, based solely upon a review on the date hereof of the Operating Company Partnership Agreement and certain resolutions of the board of directors of Opco GP, Opco GP is the sole general partner of the Operating Company with a non-economic general partner interest (the “Opco GP Ownership Interests”) owned of record by Opco GP. The Opco GP Ownership Interests were duly authorized by all necessary limited partnership action of the Operating Company, and such Opco GP Ownership Interests have been validly issued in accordance with the Operating Company Partnership Agreement. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the Opco GP Ownership Interests are free and clear of Liens other than those (i) created by or arising under the DRULPA or the Operating Company Partnership Agreement, (ii) set forth or described on Exhibit C, (iii) arising under the Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
18.    With the consent of the Underwriters, based solely upon a review on the date hereof of the USD Rail Partnership Agreement and certain resolutions of the board of directors of Opco GP, Opco GP is the sole general partner of USD Rail with a non-economic general partner interest (the “Opco GP USD Rail Ownership Interests”) owned of record by Opco GP. The Opco GP USD Rail Ownership Interests were duly authorized by all necessary limited partnership action of USD Rail, and such Opco GP USD Rail Ownership Interests have been validly issued in accordance with the USD Rail Partnership Agreement. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the Opco GP USD Rail Ownership Interests are free and clear of Liens other than those (i) created by or arising under the DRULPA or the USD Rail Partnership Agreement, (ii) set forth or described on Exhibit C, (iii) arising under the Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
19.    With the consent of the Underwriters, based solely upon a review on the date hereof of the USD Rail Partnership Agreement and certain resolutions of the board of directors of Opco GP, a 100% limited partner interest in USD Rail (the “USD Rail Limited Partner Interest”) is owned of record by the Operating Company. The USD Rail Limited Partner Interest was duly authorized by all necessary limited partnership action of USD Rail, and the USD Rail Limited Partner Interest was validly issued in accordance with the USD Rail Partnership Agreement. Under the DRULPA, the Operating Company has no obligation to make further payments for its ownership of the USD Rail Limited Partner Interest or contributions to USD Rail solely by reason of its ownership of the USD Rail Limited Partner Interest or its status as a limited partner of USD Rail and no personal liability for the debts, obligations and liabilities of USD Rail, whether arising in contract, tort or otherwise, solely by reason of being a limited partner of USD Rail. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the USD Rail Limited Partner Interest are free and clear of Liens other than those (i) created by or arising under the DRULPA or the USD Rail Partnership Agreement, (ii) set forth or described on Exhibit C, (iii) arising under the Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
20.    With the consent of the Underwriters, based solely upon a review on the date hereof of the Stroud LLC Agreement, all of the issued and outstanding limited liability company interests of Stroud (the “Stroud Membership Interests”) are owned of record by the Operating Company. The Stroud Membership Interests were duly authorized by all necessary limited liability company action of Stroud, and such Stroud Membership Interests have been validly issued in accordance with the Stroud LLC Agreement. Under the DLLCA, the Operating Company has no obligation to make further payments for its ownership of the Stroud Membership Interests or contributions to Stroud solely by reason of its ownership of the Stroud Membership Interests or its status as the sole member of Stroud and no personal liability for the obligations of Stroud. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the Stroud Membership Interests are free and clear of Liens other than those (i) created by or arising under the DLLCA or the Stroud LLC Agreement, (ii) set forth or described on Exhibit C, (iii) arising under the Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
21.    With the consent of the Underwriters, based solely upon a review on the date hereof of the SCT Pipeline LLC Agreement, all of the issued and outstanding limited liability company interests of SCT Pipeline (the “SCT Pipeline Membership Interests”) are owned of record by the Stroud. The SCT Pipeline Membership Interests were duly authorized by all necessary limited liability company action of SCT Pipeline, and such SCT Pipeline Membership Interests have been validly issued in accordance with the SCT Pipeline LLC Agreement. Under the DLLCA, Stroud has no obligation to make further payments for its ownership of the SCT Pipeline Membership Interests or contributions to SCT Pipeline solely by reason of its ownership of the SCT Pipeline Membership Interests or its status as the sole member of SCT Pipeline and no personal liability for the obligations of SCT Pipeline. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the SCT Pipeline Membership Interests are free and clear of Liens other than those (i) created by or arising under the DLLCA or the SCT Pipeline LLC Agreement, (ii) set forth or described on Exhibit C, (iii) arising under the Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
22.    With the consent of the Underwriters, based solely upon a review on the date hereof of the West Colton LLC Agreement, all of the issued and outstanding limited liability company interests of West Colton (the “West Colton Membership Interests”) are owned of record by the Operating Company. The West Colton Membership Interests were duly authorized by all necessary limited liability company action of West Colton, and such West Colton Membership Interests have been validly issued in accordance with the West Colton LLC Agreement. Under the DLLCA, the Operating Company has no obligation to make further payments for its ownership of the West Colton Membership Interests or contributions to West Colton solely by reason of its ownership of the West Colton Membership Interests or its status as the sole member of West Colton and no personal liability for the obligations of West Colton. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the West Colton Membership Interests are free and clear of Liens other than those (i) created by or arising under the DLLCA or the West Colton LLC Agreement, (ii) set forth or described on Exhibit C, (iii) arising under the Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
23.    With the consent of the Underwriters, based solely upon a review on the date hereof of the San Antonio LLC Agreement, all of the issued and outstanding limited liability company interests of San Antonio (the “San Antonio Membership Interests”) are owned of record by the Operating Company. The San Antonio Membership Interests were duly authorized by all necessary limited liability company action of San Antonio, and such San Antonio Membership Interests have been validly issued in accordance with the San Antonio LLC Agreement. Under the DLLCA, the Operating Company has no obligation to make further payments for its ownership of the San Antonio Membership Interests or contributions to San Antonio solely by reason of its ownership of the San Antonio Membership Interests or its status as the sole member of San Antonio and no personal liability for the obligations of San Antonio. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the San Antonio Membership Interests are free and clear of Liens other than those (i) created by or arising under the DLLCA or the San Antonio LLC Agreement, (ii) set forth or described on Exhibit C, (iii) arising under the Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
24.    With the consent of the Underwriters, based solely upon a review on the date hereof of the USDP CCR LLC Agreement, all of the issued and outstanding limited liability company interests of USDP CCR (the “USDP CCR Membership Interests”) are owned of record by the Operating Company. The USDP CCR Membership Interests were duly authorized by all necessary limited liability company action of USDP CCR, and such USDP CCR Membership Interests have been validly issued in accordance with the USDP CCR LLC Agreement. Under the DLLCA, the Operating Company has no obligation to make further payments for its ownership of the USDP CCR Membership Interests or contributions to USDP CCR solely by reason of its ownership of the USDP CCR Membership Interests or its status as the sole member of USDP CCR and no personal liability for the obligations of USDP CCR. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the USDP CCR Membership Interests are free and clear of Liens other than those (i) created by or arising under the DLLCA or the USDP CCR LLC Agreement, (ii) set forth or described on Exhibit C, (iii) arising under the Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
25.    With the consent of the Underwriters, based solely upon a review on the date hereof of the CCR Pipeline LLC Agreement, all of the issued and outstanding limited liability company interests of CCR Pipeline (the “CCR Pipeline Membership Interests”) are owned of record by Casper Crude. The CCR Pipeline Membership Interests were duly authorized by all necessary limited liability company action of CCR Pipeline, and such CCR Pipeline Membership Interests have been validly issued in accordance with the CCR Pipeline LLC Agreement. Under the DLLCA, Casper Crude has no obligation to make further payments for its ownership of the CCR Pipeline Membership Interests or contributions to CCR Pipeline solely by reason of its ownership of the CCR Pipeline Membership Interests or its status as the sole member of CCR Pipeline and no personal liability for the obligations of CCR Pipeline. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the CCR Pipeline Membership Interests are free and clear of Liens other than those (i) created by or arising under the DLLCA or the CCR Pipeline LLC Agreement, (ii) set forth or described on Exhibit C, (iii) arising under the Credit Agreement or (iv) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.
26.    With the consent of the Underwriters, based solely upon a review on the date hereof of the Partnership Agreement and certain resolutions of the board of directors of the General Partner, after giving effect to the issuance and sale on the date hereof of the Common Units pursuant to the Underwriting Agreement, the issued and outstanding partnership interests of the Partnership consist of 16,537,699 Common Units, 6,278,127 Subordinated Units, 461,136 General Partner Units, the Incentive Distribution Rights, 92,500 Class A Units and the limited partner interests in the Partnership issued pursuant to the Partnership’s incentive compensation plan. Other than the General Partner Units, the Sponsor Units, the Incentive Distribution Rights, the Class A Units and the limited partner interests in the Partnership issued pursuant to the Partnership’s incentive compensation plan, the Common Units are the only limited partner interests of the Partnership issued and outstanding.
27.    None of the Partnership Parties is, and immediately after giving effect to the sale of the Common Units in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds,” will be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

EXHIBIT B-2
Form of Tax Opinion of Latham & Watkins LLP
Based on such facts and subject to the qualifications, assumptions and limitations set forth in such counsel’s opinion and in the Registration Statement, the Preliminary Prospectus and the Prospectus, such counsel’s opinion that is filed as exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

EXHIBIT B-3
Form of Opinion of Lawson Lundel LLP

1.
Each of USD Rail Canada ULC (“USD Rail Canada”) and USD Terminals Canada ULC (“USD Terminals Canada”) is a valid and existing unlimited liability company governed by the Business Corporations Act (British Columbia) (the “BCBCA”) and is in good standing with the Office of the Registrar of Companies for British Columbia with respect to the filing of annual reports.

2.	Each of the USD Rail Canada and USD Terminals Canada is duly registered to carry on business as an extra-provincial corporation under the Business Corporations Act (Alberta).

3.
USD Terminals Canada has the corporate power and authority under the BCBCA and its articles to own property and assets and to carry on the business described in the Officer’s Certificates. USD Rail Canada has the corporate power and capacity under the BCBCA and its articles to own property and assets and to carry on the business described in the Officer’s Certificates.

4.
With the consent of the Underwriters, based solely upon a review on the date hereof of the Certificate of Incorporation dated April 24, 2013, as amended by the Certificate of Name Change dated December 16, 2013, and the Articles of USD Rail Canada dated April 24, 2013 as amended by Notice of Alteration of Articles filed December 16, 2013 (the “USD Rail Canada Constating Documents”) and the USD Rail Canada Officer’s Certificate (as defined in such counsel’s opinion), all of the issued and outstanding shares in the capital of USD Rail Canada (the “USD Rail Canada Shares”) are owned of record by USD Rail International S.A.R.L. (“USD Rail International”). The USD Rail Canada Shares were duly authorized by all necessary action of USD Rail Canada, and such USD Rail Canada Shares have been validly issued in accordance with the USD Rail Canada Constating Documents. Under the BCBCA, USD Rail International has no obligation to make further payments for its ownership of the USD Rail Canada Shares or contributions to USD Rail Canada solely by reason of its ownership of the USD Rail Canada Shares or its status as the sole shareholder of USD Rail Canada; provided, however, as the sole shareholder of USD Rail Canada, USD Rail International is liable to satisfy the debts and liabilities of USD Rail Canada to the extent provided in the BCBCA. With the consent of the Underwriters, based solely upon a review of the lien searches dated [____], 2017 attached hereto as Exhibit [_] (the “Lien Search”), we confirm that the USD Rail Canada Shares are free and clear of Liens other than those (i) set forth or described in an Exhibit to such counsel’s opinion or (ii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

5.
With the consent of the Underwriters, based solely upon a review on the date hereof of the Certificate of Incorporation dated July 12, 2012, as amended by the Certificate of Name Change dated December 16, 2013, and the Articles of USD Terminals Canada dated July 12, 2012 as amended by Notice of Alteration of Articles filed December 16, 2013 (the “USD Terminals Canada Constating Documents”) and the USD Rail Terminal Officer’s Certificate (as defined in such counsel’s opinion), all of the issued and outstanding shares in the capital of USD Terminals Canada (the “USD Terminals Canada Shares”) are owned of record by USD Terminals International S.A.R.L. (“USD Terminals International”). The USD Terminals Canada Shares were duly authorized by all necessary action of USD Terminals Canada, and such USD Terminals Canada Shares have been validly issued in accordance with the USD Terminals Canada Constating Documents. Under the BCBCA, USD Terminals International has no obligation to make further payments for its ownership of the USD Terminals Canada Shares or contributions to USD Terminals Canada solely by reason of its ownership of the USD Terminals Canada Shares or its status as the sole shareholder of USD Terminals Canada; provided, however, as the sole shareholder of USD Terminals Canada ULC, USD Terminals International is liable to satisfy the debts and liabilities of USD Terminals Canada to the extent provided in the BCBCA. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the USD Terminals Canada Shares are free and clear of Liens other than those (i) set forth or described in an Exhibit to such counsel’s opinion or (ii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

EXHIBIT B-4
Form of Tax Opinion of Burnet, Duckworth & Palmer LLP
Based on such facts and subject to the qualifications, assumptions and limitations set forth in such counsel’s opinion and in the Registration Statement, the Preliminary Prospectus and the Prospectus, such counsel’s opinion that is filed as exhibit 8.2 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

EXHIBIT B-5
Form of Opinion of Crowley Fleck PLLP

1.
Casper Crude is a limited liability company under the Wyoming Limited Liability Company Act (the “Wyoming LLC Act”) with limited liability company power and authority to own its Properties (as defined in such counsel’s opinion) and to conduct its Business (as defined in such counsel’s opinion). With the consent of the Underwriters, based solely on certificates from public officials, we confirm that Casper Crude is validly existing and in good standing under the laws of the State of Wyoming.

4.
With the consent of the Underwriters, based solely upon a review on the date hereof of the Limited Liability Company Agreement of Casper Crude, dated as of [_________] (the “Casper Crude LLC Agreement”), all of the issued and outstanding limited liability company interests of Casper Crude (the “Casper Crude Membership Interests”) are owned of record by USDP CCR. The Casper Crude Membership Interests were duly authorized by all necessary limited liability company action of Casper Crude, and such Casper Crude Membership Interests have been validly issued. Under the Wyoming LLC Act, USDP CCR has no obligation to make further payments for its ownership of the Casper Crude Membership Interests or contributions to Casper Crude solely by reason of its ownership of the Casper Crude Membership Interests or its status as the sole member of Casper Crude and no personal liability for the obligations of Casper Crude. With the consent of the Underwriters, based solely upon a review of the Lien Search, we confirm that the Casper Crude Membership Interests are free and clear of Liens other than those (i) created by or arising under the Wyoming LLC Act or the Casper Crude LLC Agreement, (ii) set forth or described in Exhibit B or (iii) restrictions on transferability or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

EXHIBIT B-6
Form of General Counsel Opinion
To such counsel’s knowledge, except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Partnership Entities which is required to be disclosed in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Partnership Parties of their obligations thereunder.

EXHIBIT C
Form of Luxembourg Officer’s Certificate
As of the Closing Date or the Additional Closing Date, if applicable:

1.
All of the issued and outstanding company interests of USD Rail International (the “USD Rail International Membership Interests”) are owned of record by USD Rail. The USD Rail International Membership Interests were duly authorized by all necessary action of USD Rail International, and such USD Rail International Membership Interests were validly issued in accordance with the Company’s articles of association. USD Rail has no obligation to make further payments for its ownership of the USD Rail International Membership Interests or contributions to USD Rail International solely by reason of its ownership of the USD Rail International Membership Interests or its status as the sole member of USD Rail International and no personal liability for the debts, obligations and liabilities of USD Rail International. The USD Rail International Membership Interests are free and clear of Liens other than those (i) created by or arising under the Luxembourg law on commercial companies, dated 10 August 1915, as amended (the “Luxembourg Company Law”) or the USD Rail International Agreement, (ii) created by, arising under or securing obligations under the Credit Agreement, (iii) set forth or described in Exhibit [_] or (iv) restrictions on transferability as stated in art. 189 of the Luxembourg Company Law or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.

2.
All of the issued and outstanding company interests of USD Terminals International (the “USD Terminals International Membership Interests”) are owned of record by the Operating Company. The USD Terminals International Membership Interests were duly authorized by all necessary action of USD Terminals International, and such USD Terminals International Membership Interests were validly issued in accordance with the Company’s articles of association. The Operating Company has no obligation to make further payments for its ownership of the USD Terminals International Membership Interests or contributions to USD Terminals International solely by reason of its ownership of the USD Terminals International Membership Interests or its status as the sole member of USD Terminals International and no personal liability for the debts, obligations and liabilities of USD Terminal International. The USD Terminals International Membership Interests are free and clear of Liens other than those (i) created by or arising under the Luxembourg Company Law or the USD Terminals International Agreement, (ii) created by, arising under or securing obligations under the Credit Agreement, (iii) set forth or described in Exhibit [_] or (iv) restrictions on transferability as stated in art. 189 of the Luxembourg Company Law or other Liens described in the Registration Statement, the Preliminary Prospectus and the Prospectus.